Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of Commonwealth Bankshares, Inc. on Form S-3 (File No. 333-123039) and Form S-8 (File No. 333-128479) of our report dated February 17, 2006, on our audits of the consolidated financial statements as of December 31, 2005 and 2004, and for the years ended 2005, 2004 and 2003, which report is included in this Annual Report on Form 10-K.

/s/ PKF Witt Mares, PLC

Norfolk, Virginia

March 30, 2006